UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2016

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, First Business Financial Services, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed David R. Seiler to serve as the Company’s Chief Operating Officer, effective on or about April 18, 2016.
Mr. Seiler, age 51, has nearly 25 years of financial services experience including his previous position as Managing Director (formerly Senior Vice President/Manager) of the Correspondent Banking Division with BMO Harris Bank, N.A. in Milwaukee, Wisconsin which he held from 2007 to 2016. Prior to that, he held the position of Senior Vice President/Team Leader, Correspondent Real Estate Division from 2005 to 2007 and Vice President, Relationship Manager, Commercial Real Estate from 2002 to 2005.
Mr. Seiler’s base salary will be $250,000. Mr. Seiler will be eligible to participate in the Company’s Annual Incentive Bonus Program with a targeted payout range of 35%, the Company’s 401(k) Plan and the Company’s 2012 Equity Incentive Plan. Following the relocation of his family residence to the Madison, Wisconsin area, Mr. Seiler will also be eligible to receive an equity grant of $125,000 of restricted stock and to enter into an Executive Change in Control Agreement with the Company. The equity grant will vest in four equal installments; 25% on each subsequent anniversary date.
The foregoing description of the terms of Mr. Seiler’s employment arrangement is qualified in its entirety by reference to the full text of the Offer Letter between the Company and Mr. Seiler, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
A copy of the press release announcing the appointment of Mr. Seiler is attached as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are filed herewith:

(99.1) Offer Letter between the Company and David R. Seiler.

(99.2) Press Release of First Business Financial Services, Inc. dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: April 8, 2016	By: /s/ Barbara M. Conley
Barbara M. Conley
General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1        Offer Letter between the Company and David R. Seiler.

99.2        Press Release of First Business Financial Services, Inc., dated April 8, 2016.